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                                Date 1/1/2000                      Exhibit 10.17

                      INSTITUTE OF BONE AND JOINT RESEARCH
                           ROYAL NORTH SHORE HOSPITAL

                                     -and-

                            GEMINI RESEARCH LIMITED

          ------------------------------------------------------------
                      COLLABORATION AND LICENCE AGREEMENT
          ------------------------------------------------------------

               Confidential Treatment Requested and the Redacted
             Material has been separately filed with the Commission

THIS COLLABORATION AND LICENCE AGREEMENT is made on _____________ 2000

BETWEEN:

(1) INSTITUTE OF BONE AND JOINT RESEARCH, Royal North Shore Hospital St. Leonards, New South Wales, Australia 2065 (the "Institute"); and

(2) GEMINI RESEARCH LIMITED, incorporated in England with company number 31003 whose registered office is at 162 Science Park, Milton Road, Cambridge
     CB4 OGH ("Gemini").

WHEREAS:

(A) Gemini is a biotechnology-based company whose principal objective is the discovery and characterisation of genes involved in certain common chronic diseases, including osteoporosis.

(B) Gemini is desirous of retaining the services of the Institute and Investigator (as defined below) to assist Gemini both as a resource collaborator and in structuring and co-ordinating Gemini's programme involving initially musculo-skeletal diseases with the intention of extending the research into other disease areas.

(C) The Institute has agreed to (i) procure that the Investigator will provide Gemini with the assistance referred to in (B), and (ii) grant Gemini and exclusive licence to use the Works.

(D) The parties have agreed to enter into this Collaboration and Licence Agreement to regulate the arrangements referred to in Recitals (B) and (C).

NOW IS HEREBY AGREED

1.   DEFINITIONS

1.1  The expressions used in this Agreement shall have the following meanings:

     "Agreement" means this agreement and its attached Schedules, together with any letters or other agreements subsequently signed by both parties for the purpose of amending or modifying this agreement in accordance with its provisions for so doing.

     "Commencement Date" means 1st day of January 2000.

     "Confidential Information" means all information, data and experience of an operational, technical, business or scientific nature relating to the Works whether supplied to or obtained by the parties in written form, as a recording


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     or oral conversations and includes, without limitation, business secrets, trade secrets or any other information concerning the business, finances, any dealings, transactions or affairs of Gemini or the Gemini Group or any client, customer or supplier of Gemini or the Gemini Group whether supplied to or obtained by the parties in written form or as a recording or oral conversation, but excludes:

     (i) information which is now or has become part of the public domain in other ways than by faults, acts or omissions of the parties; or

    (ii) information which the parties can show was in their possession prior to the time of receipt from the other party; or

   (iii) information which is now or has come lawfully into the possession of a party from and independent party who is entitled to divulge it and who is not under and obligation of confidentiality and in the case where the Institute is the recipient of the Confidential Information the supplier is neither the investigator nor a member of the Gemini Group.

     "Investigator" means Professor Philip Sambrook and employees of the Institute assisting him in the performance of the Institute's obligations under this Agreement.

     "the Works" shall mean all data, studies, reports, results and other information (including DNA) or inventions whether patentable or not produced or obtained by the Institute and the Investigator either individually or in conjunction with third parties or derived howsoever therefrom and which is funded or derived from funding provided by Gemini as envisaged in this Agreement in each case, including but not all limited to all abstracts, articles and other written materials relating to such research together with all modifications, improvements and amendments thereto.

     "Gemini Future Works" shall mean all data, studies, reports, result and other information (including DNA) or inventions whether patentable or not produced or obtained by Gemini as a result of any genotyping, phenotyping or other work carried out by any person other than the Institute or the Investigator on relation to or in connection with the Works which is not conducted at the Institute. This shall include, but not be limited to all abstracts, articles and other written materials relating to such genotyping and phenotyping together with all modifications, improvements and amendments thereto.

     "Gemini Group" shall mean Gemini and any company (i) which is a subsidiary company of Gemini or (ii) which is a holding company of Gemini, or (iii) which is a subsidiary of such holding company and "holding company" and "subsidiary company" shall have the meanings given to them by Section 9 of the Corporations Law (Commonwealth).

     "Licence" shall mean the licence granted by the Institute to Gemini under this Agreement in respect of the Works.


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     "Service Level Agreement" shall mean the Service Level Agreement between the Investigator and Gemini as attached in Schedule 1 to the Agreement and the Study Protocol referred to therein.

1.2 Words denoting the singular shall include the plural and vice versa; words denoting any gender shall include all genders; words denoting persons shall include corporations and vice versa.

1.3 Reference to any statute or statutory provision includes a reference to that statute or statutory provision includes a reference to that statute or statutory provision as from time to time amended, extended or re-enacted.

1.4 The headings in this Agreement are inserted for convenience only and shall not affect the construction hereof.

1.5 Unless otherwise stated a reference to a Clause or a Schedule is a reference to respectively a clause in or a schedule to this Agreement.

2.   APPOINTMENT

2.1 Gemini hereby appoints the Institute as its resource collection collaborator, during the term of this Agreement, to recruit individuals as provided in the Service Level Agreement.

3.   INVESTIGATOR

3.1 The Institute shall appoint the Investigator to co-ordinate Gemini programme relating to osteoporosis research including, without limitations, to:

     (a)  provide advice on the direction of Gemini's programme;

     (b) to be responsible for co-ordinating and implementing the performance of the obligations of the Institute under Clause 2; and

     (c) otherwise act on behalf of the Institute for the purpose of all dealings with Gemini arising under this Agreement.

4.   PERIOD OF APPOINTMENT, FEES AND GUARANTEE

4.1 The appointment shall commence on the Commencement Date and, subject to Clause 10 shall continue for an initial fixed period of two years expiring on the second anniversary of the Commencement Date. If Gemini wish to extend the appointment for a further year or subsequent years it shall give to the Institute not less than six months prior written notice.

4.2  Gemini shall pay fees as detailed in the Service Level Agreement.


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4.3  the Institute shall defray all other expenses of and incidental to the provision of its services under the Agreement.

5.   GRANT OF RIGHTS

5.1 The Institute hereby grants to Gemini an exclusive and perpetual worldwide licence to use, publish, comment on, sub-licence or otherwise deal in the Works on the terms set forth out in this Agreement.

5.2 The Institute and Gemini understand and agree that the Investigator may use the Works for any non-commercial research incidental to the performance of the duties of the Investigator in the Investigator's capacity as a scientist, but not otherwise. No other person within the Institute or otherwise shall be permitted to use the Works.

5.3 The Institute (through the Investigator) may publish the Works only with prior written consent of Gemini (such consent not to be unreasonably withheld) provided that, in each instance, (i) the Institute first provides Gemini with full copies of the Works desired to be published (including any abstracts or summaries) accompanied by a request to permit publication (the data upon which Gemini receives notice thereof, the "Request Date") and,
     (ii) if the consent of Gemini is not given within 4 weeks of the Request Date, the Institute may publish the Works in question without the consent of Gemini at any time following the expiry of the 3 month period commencing on the Request Date. Nothing in this Clause negates the exclusions listed on the definition of "Confidential Information" as they relate to the Works.

5.4 Forthwith upon execution of this Agreement the Institute shall keep the Works solely and exclusively to the order and or the benefit of Gemini pursuant to the terms of this Agreement. The Institute shall take all necessary action to safeguard the Works and shall supply Gemini with such copies of the Works which practically may be reproduced promptly at the reasonable request of Gemini made from time to time. The requirement for the Institute to maintain the samples on behalf of Gemini will be reviewed on the third anniversary of the Termination Date and each subsequent third anniversary date and continuance of storage will be evidenced by the written agreement of the parties.

5.5 Gemini shall be entitled to exploit the Works for its own purposes and the Institute undertakes to take all action necessary to enable Gemini to so exploit the Works including applying for patent or any such other protection as Gemini may require for all or any part of the Works at such times and in such manner as Gemini may require at Gemini's expense.

6.   CONFIDENTIALITY

6.1 Without prejudice to their respective common law rights and subject to Clause 5 of this Agreement, during the term of this Agreement and for a period of five years thereafter, the Institute undertakes:


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     (a)  to procure that the Investigator shall not except in the proper course of the Investigator's duties under this Agreement, use or disclose any Confidential Information.

     (b) not to use or disclose Confidential Information except in the proper course of the performance of this Agreement by the Institute.

6.2 All notes, memoranda, records, tapes, discs, writings and designs of any member of the Gemini Group made or received by the Institute or the Investigator relating to the business of any member of the Gemini Group shall be and remain the property of the relevant member of the Gemini Group and shall be handed over by the Institute or the Investigator (as the case may be) to Gemini from time to time on demand and, in any event, upon the termination of the Appointment.

6.3 The Institute shall not and shall procure that the Investigator shall not at any time during or after the termination of the Appointment make or cause to be made untrue or misleading statement in relation to Gemini or any member of the Gemini Group nor, in particular, after the termination of the Appointment represent itself or himself (as the case may be) as being still connected with the Gemini Group.

7.   OTHER BUSINESS AND PUBLICATIONS

7.1 The Institute shall use its best endeavours to ensure that the Investigator shall not have a financial interest or advise or act as Investigator to any business or be involved in any other projects relating to osteoarthritis and osteoporosis, save for consultancies and projects and any renewals of such consultancies and projects in which the Investigator is already involved as at the date of this Agreement and which have been disclosed in writing to Gemini.

7.2 The Institute shall not and shall use its best endeavours to procure that the Investigator shall not knowingly enter into any research contracts with third parties conferring rights of commercial exploitation in or to the order or direction of such persons or undertake any research work sponsored by third parties conferring rights of commercial exploitation on or to the order or direction of such persons after the date if this Agreement which, in the case of the Investigator, compete or conflict with the interest of Gemini, and in the case of the Institute, involve or relate to the Works.

8.   PROVISION OF FACILITIES

8.1 The Institute shall provide the Investigator with full access to the Works and with all necessary facilities for the Investigator to enable the Institute to perform its duties hereunder.


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9.   WARRANTIES AND UNDERTAKINGS

9.1 The Institute undertakes, warrants and represents to Gemini in respect of itself and the Investigator, to the best of its knowledge having made all reasonable enquiries, that:

     (a) the Works shall be the sole and original creation of the Institute and that it is and will be at all times the sole owner of all copyright and all other rights in the Works to this end where the Works have been created in conjunction with a third party (from whom the Institute has taken or will have taken prior to their creation an assignment of all rights the Investigator may have in the Future Works);

     (b) neither the Institute nor the Investigator has granted a licence of the Works to any third party and that neither the Institute nor the Investigator has assigned all or any part of the same to a third party;

     (c) the use of the Works and Gemini's use of the same will not infringe the rights of third parties;

     (d) neither the Institute nor the Investigator has and shall have contractual or proprietary interest in the DNA samples;

     (e) neither the Institute nor the Investigator has and shall have contractual proprietary interest in the Gemini Future Works;

     (f) all samples recruited or referred to in the Service Level Agreement have and shall have no subsisting contractual or proprietary interest in data or materials collected on or provided by the team in accordance with this Agreement and the Service Level Agreement or waivers have been or will be obtained from all recruits which are expressed to waive any such rights.

     (g) It has obtained and shall obtain all and any necessary ethical and medical approvals in connection with the performance of its obligations under this Agreement and the Service Level Agreement from all relevant authorities, and

     (h) It has full authority to enter into this Agreement and perform all of the obligations hereunder and under the Service Level Agreement, and that the entry into, and performance by the Institute of, this Agreement does not and will not violate in any respect any law or regulation or any agreement to which it is a party.

9.2 Gemini warrants to the Institute that it has full authority to enter into and perform all of its obligations under this Agreement and the Service Level Agreement and that entry into and performance by Gemini of, this Agreement does not and will not violate in any respect any law or regulation binding on it.


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10.  TERMINATION

10.1 This Agreement shall commence on the Commencement Date and shall continue as envisaged in Clause 4 unless otherwise terminated in accordance with this Clause 10.

10.2 Either party may terminate this Agreement forthwith by sending a written notice to the other if:

     (a) that other commits a material breach of its obligations under this Agreement and, in the case of a breach capable of remedy such breach is not remedied within 20 days of that other party being specifically required to do so:

     (b) that other ceases to pay it debts or becomes insolvent within the meaning of section 922 of the Corporations Law (Commonwealth).

     WITHOUT PREJUDICE to the generality of the foregoing, the Institute shall be in material breach if the yearly number of individuals referred to in the Service Level Agreement is not collected in the relevant year; or the facilities provided by the Institute for the purpose of Clause 8.1 shall fail to be of a standard quality or undertake the Works efficiently.

10.3 Any termination of this Agreement shall be without prejudice to any rights for liabilities of the parties, which have accrued on or before the date of termination.

10.4 Any termination of this Agreement shall (subject to Clauses 10.5 and 10.6) have the following effect:

     (a)  Clauses 5.5, 6 and 9 shall remain in force and effect.

     (b)  Clause 5.3 shall terminate immediately;

     (c) The License contained in Clause 5.1 shall become non-exclusive but shall otherwise continue in full force and effect; and

     (d) any equipment provided by Gemini to the Institute shall be immediately delivered (at Gemini's cost) to such place(s) as Gemini may direct.

10.5 In the event that Gemini pursuant to Clause 10.2 terminates this Agreement the provisions of Clause 11 shall survive notwithstanding such termination.

10.6 In the event that this Agreement is terminated by the Institute pursuant to Clause 10.2 the provisions of Clause 11 shall not survive such termination and

     (a) all fees or expenses already paid to the Institute shall remain the property of the Institute and Gemini shall make no claim in respect thereof;


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

     (b) Gemini shall pay to the Institute all fees due and unpaid as at the date of termination; and all outstanding salary commitments of the Institute to staff employed or engaged by the Institute for the purpose of performing the Institute's obligations under this agreement provided that the Institute shall use its best endeavours to reduce and mitigate those salary commitments including, if appropriate, terminating those employments or engagements.

11.  POST-TERMINATION COVENANTS

11.1 Within this Clause 11, the following words shall have the following meanings

     "Competitive Business" shall mean any business or activity carried on by Gemini or any Gemini Group at the Termination Date in which the Investigator shall have been directly concerned at any time in the Contact Period;

     "Contact Period" shall mean the 12 month period ending with the Termination Date;

     "Customer Connection" shall mean any person, firm, company or other organisation who was at any time in the Contact Period a customer, licence or supplier of or otherwise connected to Gemini or any other Gemini Group;

     "Skilled Employee" shall mean any person who was;

     (i)  employed by Gemini or any other Gemini Group; or

     (ii) contracted to render services to Gemini or any other Gemini Group,

     in design, financial, technical or managerial work during the Contact Period and who was so engaged or contracted on the Termination Date:

     "Termination Date" shall mean the date of termination of the Institute's appointment under this Agreement; and

     "Territory" shall mean Australia, the United Kingdom and the United States of America.

11.2 The Institute shall procure that the Investigator shall not during the period of 12 months after the Termination Date, directly or indirectly, either on its or her own account or otherwise, canvas, solicit or carry on and business relating to the Works or the Future Works or the Gemini Future Works from any Customer Connection with whom the Investigator shall have had material dealings in the Contact Period in the course of her engagement.

11.3 The Institute shall not and shall procure that the Investigator shall not during the period of twelve months after the Termination Date:


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

     (a) offer employment or an engagement to any Skilled Employee with whom it has had material dealings during the term of this Agreement; or

     (b) directly or indirectly induce any Skilled Employee with whom it has had material dealings during the term of this Agreement to leave Gemini's employment (or the employment of the relevant Gemini Group, as the case may be) whether or not this would be a breach of contract on the part of the Skilled Employee.

11.4 The Institute shall not and shall procure that the Investigator shall not, during the period of 12 months after the Termination Date, carry on or be interested in Competitive Business in competition with Gemini in the Territory whether as principal, agent, director, partner, proprietor, employee or otherwise.

11.5 The Institute recognises that the covenants and restrictions contained in this Clause 11 are for the benefit of Gemini and any member of the Gemini Group carrying out, participating in or contributing to the Works, the Future Works and the Gemini Future Works

11.6 The restrictions contained in this Clause 11 are intended to be separate and severable. In the event that any of the said restrictions shall not be held void, but would be valid of part of the wording thereof were deleted, such restriction shall apply with such deletion as may be necessary to make it valid and effective.

12   NOTICES

12.1 Any notice, request or other document to be given under this Agreement shall be in writing and shall be deemed fully given:

     (a)  if left at or sent by (i) prepaid first class post or airmail or
          (ii) telex or (iii) facsimile transmission, or (iv) other means of telecommunication in permanent writing from to the address shown on the face hereto or to such other address and/or number as either party may by notice to the other expressly substitute thereof, and

     (b) when in the ordinary course of the means of transmission, it would first received by the addressee in normal business hours.

12.2 In proving the giving of a notice it shall be sufficient to prove that the notice was left or that the envelope containing such notice was promptly addressed and despatched or, as the case may be, electronically acknowledged.


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

13   ANCILLARY PROVISIONS

13.1 Partnership

     Nothing in this Agreement shall create or be deemed to create or evince a partnership or the relationship of principal and agent or the relationship of employer and employee between the parties.

13.2 Assignment

     Neither party shall assign, encumber or dispose of any of its rights and obligations under this Agreement without the prior written consent of the other party which shall not be unreasonably withheld PROVIDED that Gemini shall at all times with notice to the Institute, be entitled to assign and/or transfer all of its rights and/or obligations under this Agreement to a Gemini Group Company.

13.3 Severability

     If any part of this Agreement is found by court or other competent authority to be invalid, unlawful or unenforceable then such part shall be severed from the remainder of this Agreement which shall continue to be valid and enforceable to the fullest extent permitted by law.

13.4 Waiver

     No delay or failure by either party to exercise any of its powers, rights or remedies under this Agreement shall operate as a waiver of them, nor shall any single or partial exercise of them. The remedies provided in this Agreement are cumulative and are not exclusive of any remedies provided by law.

13.5 Entire Agreement

     (a) With the exception of the Service Level Agreement, this agreement supersedes any agreements made or existing between the parties before or simultaneously with this Agreement (all of which shall be deemed to have terminated by mutual consent with effect from the date of this Agreement) and constitutes the entire understanding between the parties in relation to the subject matter of this Agreement.

     (b) Except as otherwise permitted by this Agreement, no change to its terms shall be effective unless it is in writing and signed by or on behalf of both parties.


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14   COVERING LAW AND JURISDICTION

14.1 This Agreement shall be governed by and interpreted in accordance with the law of New South Wales and the parties hereby submit to the jurisdiction of the courts and tribunals of New South Wales.

IN WITNESS whereof this Agreement has been executed as a deed and delivered by the Institute and by Gemini upon the day and year first above written

Signed as a Deed and Delivered by        )
GEMINI RESEARCH LIMITED                  )  /s/ HY Christley
acting by:                               )___________________
                                          Director

                                          /s/ [ILLEGIBLE]
                                          ___________________
                                          Director

Signed as a Deed and Delivered by        )
INSTITUTE OF BONE AND JOINT              )
RESEARCH in the presence of:             )

Name:

Address:


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

                                   SCHEDULE 1

                            SERVICE LEVEL AGREEMENT

                                    BETWEEN

                           Professor Philip Sambrook
                      Institute of Bone and Joint Research
                           Royal North Shore Hospital

AND

                              Gemini Research Ltd.
                               162, Science Park
                                   Cambridge
                                    CB4 0GH


Dated:_____________________________


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

The Commencement date of this Agreement is the date when the Agreement is signed by both the Investigator and Gemini Research Ltd.

The Agreement is between Gemini Research Ltd. of 162, Science Park, Cambridge, CB4 0GH (hereinafter referred to as "Gemini")

                                      AND

Professor Philip Sambrook, Institute of Bone and Joint Research, Royal North Shore Hospital, St. Leonards, NSW, Australia, 2065 (hereinafter referred to as ("Investigator").

WHEREAS:

(A) The Investigator has agreed to collect research data involving twins for export to Gemini.

(B) Gemini and Investigator have a separate contract that defines the level of this collaboration.

(C) This Service Level Agreement relates to the study to be conducted by Investigator entitled: *

1.   DEFINITIONS

1.1 "Commencement date" is the date of commencement of the study in the Institution. The commencement date of the study is January 2000.

1.2 "Ethics Committee" means the Human Research Ethics Committee for the Institution which is responsible for approving the study protocol.

1.3 "Informed Consent Form" means the consent form to be completed by each subject.

1.4 "Institution" means the Institute of Bone and Joint Research, Royal North Shore Hospital.

1.5 "Subject Information Sheet" means the information sheet explaining the procedure and risks of the study.

1.6 "Study Protocol" means * and dated 15/10/99, including any subsequent amendments.

1.7 Words importing the singular includes plural and reference to one gender includes any gender.

1.8 Headings and underlinings are for convenience only and do not affect the interpretation of this Agreement.

2    TERM OF THIS AGREEMENT


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               Confidential Treatment Requested and the Redacted
             Material has been separately filed with the Commission

2.1 This Agreement covers the period from commencement of the study, for a period of two years, or until * twins for the project worldwide, have been recruited, if this occurs earlier than the 2 year period.

3    OBLIGATIONS OF INVESTIGATOR

The Investigator agrees to:

*

(b) Conduct the study in accordance with the protocol, Australian GCRP and ICH GCP guidelines, the requirements of the Ethics Committee and any reasonable conditions imposed by Gemini.

(c) Obtain approval to conduct the study from the relevant Ethics Committee of the Institution and any other Ethics Committee required to provide ethical approval of the study.

(d) Ensure all Institutional staff members involved in the study are fully informed of the protocol and the obligations of the Institution and Investigator.

(e) Obtain from each subject freely given written informed consent prior to commencement of any study procedures. Provide to the subject a copy of the approved subject information sheet and signed informed consent form.

(f) Collect accurate data and maintain complete and up to date records during the study, including questionnaires, test results, all study related correspondence by the investigator and staff.


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               Confidential Treatment Requested and the Redacted
             Material has been separately filed with the Commission

(g) Provide results of medical tests, as appropriate to the subjects, or their nominated GP. A copy of the correspondence will be kept on file. All queries about medical issues will be referred to the Investigator.

(h) Ensure only accredited laboratory facilities are used for timely measurement of laboratory parameters as outlined in the study protocol.

(i) Store laboratory samples according to Gemini procedures. Maintain a log of all samples stored for the study. Shipment of samples to Gemini will be undertaken according to Gemini procedures.

(j) Undertake DNA extraction according to Gemini procedures and maintain a suitable log of samples stored and shipped to Gemini.

(k) Obtain written approval from the Ethics Committee for any advertisement to be used for the purposes of subject recruitment prior to placement of the advertisement.

(l) Comply with all applicable laws, statutes, ordinances and regulatory requirements in Australia relating to the conduct of the study and all relevant laws and regulations governing the protection and privacy of personal data.

(m) Not to transfer the study to another institution without first consulting with Gemini.

(n) Ensure the Institution has the necessary facilities and staff to conduct the study and that they will be maintained for the duration of the study.

(o) Conduct the tests required by the protocol, and the questionnaires in accordance with Gemini procedures. Data collection will be completed within one week of the subject visit and made ready for Gemini review.

(p) Maintain subject files to include signed consent form, subject contact details and respective twin details, completed questionnaire, preliminary questionnaire completed by the subject, source document form, results of all tests and procedures and completed data query forms.

(q) Export data to Gemini on a monthly basis, according to Gemini procedures. Data transfer includes electronic transfer of tests results as well as hard copy transfer of questionnaires and tests results as agreed with Gemini.

(r) Cooperate with Gemini or any person nominated by Gemini in monitoring and supervising the conduct of the study and ensure access to any records related to the study.

(s) Maintain all study related records for a period of 15 years after termination of the study.

(t) If required, allow access to the study related records by Gemini, or its agents, or any Health Authority, for audit, inspection or examination of the


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
     records or facilities of the Institution. Such audit may be undertaken after the termination of this Agreement.

4.   OBLIGATIONS OF GEMINI

(a) Provide advice and information as required to the Investigator and staff on the study.

(b) Provide detailed information on Gemini procedures that are required by the Institution to conduct the study.

(c) Monitor and supervise the conduct of the study and ensure adequate understanding of Gemini procedures and requirements with regard to the study protocol, data recording and data collection procedures.

(d)  Keep accurate records of subject visits, test conducted and payments due.

5.   STUDY PAYMENT

5.1 Gemini agrees to pay the Investigator a maximum of * for the study for the 2 year period 2000 - 2001, subject to clause 5.2 below. The fees are split into *.

5.2 * Costs for 2001 are subject to satisfactory performance as specified in this agreement, especially in relation to subject recruitment and data collection and quality. If the performance target is not achieved in the year 2000, the * component of the budget for the year 2001 will be re-negotiated.

5.2 * and * fees are listed in Appendix A to this Agreement and are duplicated in the tables below. Tests not listed in the table are to be performed by the research staff without any additional charge.

                                       *

               Confidential Treatment Requested and the Redacted
             Material has been separately filed with the Commission

                                       *

     The schedule of payment will be as follows:

     (i)   * for the year 2000 will be payable on signing of this Agreement.

     (ii) * will be paid on a monthly basis, one month in advance. The monthly fee for * in 2000 will be *. The monthly fee for * in 2001 will be *.

     (iii) * will be paid on work completed. Hence only those * will be re-imbursed. Payments will be calculated on data transferred to Gemini and payable quarterly, in March, June, September and December of each year.

     (iv)  *.

5.3 Payments will not be made for subjects recruited into the study who are ineligible (do not meet the inclusion/exclusion criteria).

5.4  *

5.5 Costs for shipment of data and study samples to Gemini will be charged directly to a Gemini Account, as agreed separately.

6.   TERMINATION

               Confidential Treatment Requested and the Redacted
             Material has been separately filed with the Commission

6.1 Either party shall be entitled to immediately terminate this Agreement at any time by notice in writing to the other party if the following event occur.

     (a) if a party should commit a breach of this Agreement and should fail to be unable to remedy the breach within 30 days of receipt of notice specifying the breach:

     (b) if a party goes into liquidation or a provisional liquidator is appointed to it;

     (c)  if a party commits an act of bankruptcy

     (d)  if a party is wound up

7.   GEMINI'S ADDITIONAL RIGHT TO TERMINATE

In addition to the rights of the parties to terminate this Agreement pursuant to Clause 6, Gemini shall have additional right to immediately terminate this Agreement on written notice to the Investigator if:

     (a)  Gemini should wish to discontinue the study for commercial reason.

     (b) If Gemini had reason to believe the study could not be satisfactorily completed, including, but not limited to inadequate numbers of twins.

8.   OBLIGATIONS OF THE INVESTIGATOR UPON TERMINATION OF THIS AGREEMENT

On termination of this Agreement for any reason whatsoever, the Investigator shall:

(a) deliver to Gemini all study data, including hard copy and electronic data which are in the possession of the Investigator at the time of termination.

(b) co-operate with Gemini with a view to bringing about an orderly termination of the study in the Institution

(c)  receive all outstanding monies for work done at the date of termination.

9.   OBLIGATIONS OF GEMINI UPON TERMINATION OF THIS AGREEMENT

On termination of this Agreement Gemini shall:

(a) pay or ensure payment to the Investigator of all monies owing as as date of termination of this Agreement

(b) assist the Investigator and the Institution in an orderly termination of the study.

10.  OWNERSHIP OF DATA

The Investigator acknowledges and agrees that all rights title and interest to the data, results and any materials supplied by Gemini to the Investigator in connection with this study, are the exclusive property of Gemini, together with any rights and interest to any intervention and all information arising out of the study. The Investigator will not acquire any intellectual property rights as a result of this study. The data will be collected by Gemini and exported to the UK.

11.  GOVERNING LAW

This Agreement will be governed and constructed in accordance with the laws of the NSW, Australia.

12.  ASSIGNMENT

This Agreement is between the Gemini and the Investigator and neither shall sell, assign or transfer any duties, rights or interests created under this Agreement without prior written consent of the other.

13.  ENTIRE AGREEMENT

This Agreement superceded all prior Agreements, arrangements and undertakings between the parties relating to the matters recited in this Agreement and constitutes the entire Agreement between the parties.

14.  NOTICES

Any notice, demand, consent or other communication under this Agreement must be addressed to the parties as follows:

(a)  Dr. Howard Christley
     Gemini Research Ltd
     162, Science Park
     Cambridge CB4 0GH
     Tel: 44 1223 435332
     Fax: 44 1223 435301

(b)  Professor Philip Sambrook
     Institute of Bone and Joint Research
     Level 4, Block 4
     Royal North Shore Hospital
     St Leonards NSW 2065
     Tel: 61 2 9926 7281
     Fax: 61 2 9906 1859

IN WITNESS whereof this Agreement has been executed by and on behalf of the
Parties:

By:  Dr Howard Christley
     Signed:____________________
     Chief Medical Officer,
     For and on behalf of
     Gemini Research Ltd
     Date:_____________________


By:  Professor Philip Sambrook


     Signed:/s/Philip Sabrook
           --------------------
     Institute of Bone and Joint Research
     Royal North Shore Hospital


                                       Date:  1/1/2000
                                            ---------------------


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